EXHIBIT 99.5
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                          HARBOR FEDERAL BANCORP, INC.
                            1999 STOCK INCENTIVE PLAN

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                         Notice of Deferred Share Award
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     WHEREAS,  the Board of  Directors  of Harbor  Federal  Bancorp,  Inc.  (the
"Company") has previously adopted the Harbor Federal Bancorp, Inc. 1999 Stock Incentive Plan (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has previously appointed the undersigned directors to serve as the 1999 Stock Incentive Plan Committee (the "Committee") pursuant to the terms of the Plan, and the Committee is making this award pursuant to the Plan.

     PLEASE TAKE NOTICE, that the following individual be granted a deferred share award that will be distributed in accordance with Section 10 of the Plan ("Deferred Share Award") and any election made thereunder:

                                               Number of Shares Subject
           Recipient                           to Deferred Share Award
           ---------                           -----------------------

         --------------------                           -----


     AND BE IT FURTHER RESOLVED, that the Deferred Share Award specified herein shall be subject to the restrictions and other provisions of Section 10 of the Plan.

Date of Notice:

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                              HARBOR FEDERAL BANCORP, INC.
                              1999 STOCK INCENTIVE PLAN


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                              ______________, a duly authorized Committee member


                              ------------------------------------------------
                              ______________, a duly authorized Committee member


                              ------------------------------------------------
                              ______________, a duly authorized Committee member